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                                                                     EXHIBIT 4.5



               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Amended and Restated Registration Rights Agreement dated as of March 31, 2000, is among Gabriel Communications, Inc., a Delaware corporation (the "Company"), and all other parties that are signatory hereto or that have executed an Instrument of Accession in the form of Exhibit A hereto.

                              W I T N E S S E T H:

     WHEREAS, pursuant to an Amended and Restated Stockholders' Agreement of even date herewith among the parties hereto (as amended and in effect from time to time, the "Stockholders' Agreement") and a Securities Purchase Agreement of even date herewith among the Company and the Purchasers named therein providing for the purchase and sale of Series B Convertible Preferred Stock of the Company (as amended and in effect from time to time, the "Series B Purchase Agreement"), the parties hereto have agreed to provide for the registration rights set forth in this Agreement; and

     WHEREAS, certain parties to the Securities Purchase Agreement dated as of November 18, 1998, as amended as of December 14, 1998, providing for the purchase of shares of Series A Preferred Stock (as hereinafter defined) of the Company, and certain other stockholders of the Company who are not also parties to the Series B Purchase Agreement desire to amend and restate the Registration Rights Agreement dated as of November 18, 1998;

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

     1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below (capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Stockholders' Agreement for such term):

     Commission means the Securities and Exchange Commission.

     Common Stock means (a) the Common Stock, $.01 par value per share, of the Company and (b) any shares of any other class of capital stock of the Company hereafter issued which is (i) not preferred in the Company's charter as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption in the Company's charter, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

     Demand Registration means any registration requested by the Stockholders pursuant to Section 2(a)(i).

     indemnified party. As defined in Section 8(c).

     Instrument of Accession means an Instrument of Accession in the form of Exhibit A hereto.




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     Person means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     Piggyback Registration. As defined in Section 3(a)(i).

     Preferred Stock means (a) the Series A Preferred Stock, the Series A-1 Preferred Stock and the Series B Preferred Stock and (b) any shares of any other class or series of preferred stock of the Company hereafter issued, including any shares which are issued to the holders of shares of Preferred Stock upon any reclassification thereof.

     Public Sale means any sale of Restricted Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act or any other public offering not required to be registered under the Securities Act.

     Registration Expenses. As defined in Section 7(a).

     registered and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of the effectiveness of such registration statement.

     Restricted Securities means at any particular time all of the Company's then outstanding shares of Stock, and all shares of Stock issuable upon exercise of outstanding options or warrants or conversion of outstanding securities convertible therefor, which have not been sold in a Public Sale, or which are not able to be sold within any ninety (90) day period in a Public Sale pursuant to the provisions of Rule 144 of the Securities Act.

     Securities Act means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     Series A Preferred Stock means the Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

     Series A-1 Preferred Stock means the Series A-1 Convertible Preferred Stock, $.01 par value per share, of the Company

     Series B Preferred Stock means the Series B Convertible Preferred Stock, $.01 par value per share, of the Company

     Stock means all shares of Common Stock or Preferred Stock now or hereafter owned by the Stockholders.

     Stockholders means, initially, the Purchasers and the Management Stockholders identified as such on the signature pages of this Agreement, and thereafter any Person who becomes a party to this Agreement by executing an Instrument of Accession in connection with the transfer to or





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acquisition by such Person of any Stock from any Purchaser or the Company or any subsequent transferee of a Purchaser; provided that a Person shall cease to be a Stockholder hereunder at such time as such Person ceases to own Restricted Securities.

     Underwriters Maximum Number means for any Piggyback Registration, Demand Registration or other registration which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

     2. Stockholder Demand Registration.

          (a) Request for Demand Registration.


          (i) Subject to the limitations contained in the following paragraphs of this Section 2, the holders of at least 20% of the total number of outstanding Restricted Securities may at any time after the earlier to occur of (A) November 18, 2002 and (B) the Company's initial public offering of the Common Stock, give to the Company, pursuant to this clause
     (i), a written request for a Demand Registration of Restricted Securities on SEC Form S-1 or any successor form (a "Long-Form Registration"). In the event of any such request for a Demand Registration of Restricted Securities prior to the Company's initial public offering of the Common Stock, the proposed public offering price (prior to underwriters' discounts and expenses) shall be equal to or exceed $15.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock) and the proposed aggregate proceeds to the Stockholders requesting the Demand Registration and the Company (prior to underwriters' discounts and expenses) shall be at least $30,000,000. In addition, at such time as the Company is eligible to utilize SEC Form S-3 or any successor form thereto, the holders of at least 10% of the total number of outstanding Restricted Securities may give to the Company pursuant to this clause (i) a written request for a demand registration of Restricted Securities with an anticipated aggregate public offering price of not less than $5,000,000 on SEC Form S-3 or any successor form thereto (a "Short-Form Registration"). Within 10 days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Stockholders.

          (ii) Subject to the limitations contained in the following paragraphs of this Section 2, after the receipt of such written request for a Demand Registration, (A) the Company will be obligated and required to include in such Demand Registration all Restricted Securities with respect to which the Company shall receive from Stockholders, within 30 days after the date on which the Company shall have given to all Stockholders a written notice of registration request pursuant to Section 2(a)(i) hereof, the written requests of such Stockholders for inclusion of their respective shares of Restricted Securities in such Demand Registration, and (B) the Company will use its reasonable best efforts in good faith to effect promptly the registration of all such Restricted Securities; provided, that, the Company shall not be obligated and required to cause the effectiveness of a Demand Registration of any convertible Restricted Securities unless and until such convertible Restricted Securities included in a Demand Registration shall have been





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     converted into Common Stock of the Company prior to or simultaneously with the effectiveness of a Demand Registration; and provided, further, that each Stockholder shall be entitled to convert any Common Stock so converted back into convertible Restricted Securities in the event such Demand Registration is not declared effective. All written requests made by Stockholders pursuant to this clause (ii) will specify the number of shares of Restricted Securities to be registered and will also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering if an underwritten offering is requested by holders of 51% or more of the Restricted Securities to be included in such Demand Registration.

          (iii) The Stockholders shall be permitted to withdraw all or any part of the Restricted Securities of such Stockholders from any Demand Registration at any time prior to the effective date of such Demand Registration but only in the case of an underwritten public offering, if such Stockholders are permitted to do so by the managing underwriters or pursuant to any agreement therewith. Upon such withdrawal, subject to
     Section 2(b)(ii), such Demand Registration shall count as a Demand Registration for purposes of Section 7(a) hereof unless the withdrawing Stockholder bears one-half of its pro rata share of the costs associated with such Demand Registration.

     (b) Limitations on Demand Registration.

          (i) The Stockholders will not be entitled to require the Company to effect any Demand Registrations pursuant to Section 2(a) hereof more frequently than once during any twelve-month period or within six months after the effective date of any Demand or Piggyback Registration pursuant to Sections 2 or 3 hereof. Registrations pursuant to this Section 2 shall be on Form S-1 or S-2 or, if any Demand Registration would be eligible for registration on Form S-3, the Company may effect such Demand Registration pursuant to Form S-3.

          (ii) Any registration initiated pursuant to Section 2(a) hereof shall not count as a Demand Registration for purposes of Section 7(a) hereof unless and until such registration shall have become effective and seventy-five percent (75%) of the number of shares initially included in the first filing with the Commission on Form S-1, S-2 or S-3, but not withdrawn under Section 2(a)(iii) above, shall have been actually sold.

          (iii) The Company shall not be obligated or required to effect the Demand Registration of any Restricted Securities pursuant to Section 2(a) hereof during the period commencing on the date falling 60 days prior to the Company's estimated date of filing of, and ending on the date 180 days following the effective date of, any registration statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the written request of Stockholders for such Demand Registration pursuant to Section 2(a)(i) hereof shall have been received by the Company after the Company shall have given to all Stockholders a written notice stating that the Company is commencing an underwritten registration initiated by the Company; provided, however, that the Company will use its reasonable best efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as shall be




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     reasonably possible. The Company shall not be required to maintain the effectiveness of any Demand Registration beyond the earlier to occur of (i) the consummation of the distribution by Stockholders of the Restricted Securities included therein or (ii) 120 days after the effective date thereof.

     (c) Priority on Demand Registrations. If the managing underwriters in any Demand Registration pursuant to this Section 2 shall give written advice to the Company and the Stockholders that, in their opinion, there is an Underwriters' Maximum Number of shares of Restricted Securities that may successfully be included in such registration, then: (i) if the Underwriters' Maximum Number is less than the number of shares of Restricted Securities requested to be included in such registration, the Company will be obligated and required to include in such registration that number of shares of Restricted Securities which does not exceed the Underwriters' Maximum Number, and such number of shares of Stock shall be allocated pro rata among such Stockholders on the basis of the number of shares of Restricted Securities requested to be included therein by each such Stockholder; and (ii) if the Underwriters' Maximum Number exceeds the number of shares of Restricted Securities requested to be included in such registration, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess. Neither the Company nor any of its security holders (other than the Stockholders) shall be entitled to include any securities in any underwritten Demand Registration unless (i) the holders of sixty-six and two thirds percent (66 2/3%) of the Restricted Securities to be included in such Demand Registration by the Stockholders consent in writing to such inclusion and (ii) the Company or such security holders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Restricted Securities to be included in such Demand Registration.

     (d) Selection of Underwriters. If any Demand Registration or any registration effected pursuant to Section 2 hereof is an underwritten offering, or a best efforts underwritten offering, the investment bankers and managing underwriters in such registration will be selected by the Company, subject to the approval of the holders of 51% or more of the Restricted Securities to be included in such registration.

     3. Piggyback Registrations.

          (a) Rights to Piggyback.

          (i) If (and on each occasion that) the Company proposes to register any of its equity securities or any other securities convertible into equity securities under the Securities Act for its own account or for the account of any holder of Restricted Securities (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback Registration"), the Company will give written notice to all Stockholders of such proposal not later than 20 days prior to the anticipated filing date of such Piggyback Registration.



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          (ii) Subject to the provisions contained in paragraphs (b) and (c) of this Section 3 and in the last sentence of this clause (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Restricted Securities with respect to which the Company shall receive from Stockholders, within 15 days after the date on which the Company shall have given written notice of such Piggyback Registration to all Stockholders pursuant to Section 3(a)(i) hereof, the written requests of such Stockholders for inclusion in such Piggyback Registration, and (B) the Company will use its reasonable best efforts in good faith to effect promptly the registration of all such Restricted Securities; provided, that the Company shall not be obligated and required to cause the effectiveness of a Piggyback Registration of any convertible Restricted Securities unless and until such convertible Restricted Securities included in a Piggyback Registration shall have been converted into Common Stock of the Company prior to or simultaneously with the effectiveness of a Piggyback Registration; and provided, further, that each Stockholder shall be entitled to convert any Common Stock so converted back into convertible Restricted Securities in the event such Demand Registration is not declared effective. The Stockholders shall be permitted to withdraw all or any part of the Restricted Securities of such Stockholders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration but only in the case of an underwritten offering if such Stockholders are permitted to do so by the managing underwriters or pursuant to any agreement therewith. The Company will not be obligated or required to include any Restricted Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable. The Company shall not be required to maintain the effectiveness of any Piggyback Registration beyond the earlier to occur of (i) the consummation of the distribution by holders of Restricted Securities included in such Piggyback Registration or (ii) 120 days after the effective date thereof.

          (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration initiated by the Company for its own account, and the managing underwriters shall give written advice to the Company that, in their opinion, there is an Underwriters' Maximum Number of securities that may successfully be included in such registration, then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters' Maximum Number; and
(ii) the Company will be obligated and required to include in such registration that number of shares of Restricted Securities which shall have been requested by the holders thereof to be included in such registration and which does not exceed the difference between the Underwriters' Maximum Number and that number of securities which the Company is entitled to include therein pursuant to clause (i) above and such number of shares of Restricted Securities shall be allocated pro rata among such Stockholders on the basis of the number of shares of Restricted Securities requested to be included therein by each such Stockholder.

          (c) In no event will shares of any holder of Restricted Stock (other than the Stockholders) be included in any such Piggyback Registration if such inclusion would reduce the number of shares which may be included by the Stockholders without the written consent of




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Stockholders holding no less than sixty-six and two-thirds percent (66 2/3%) of the Restricted Securities proposed to be included in such Piggyback
Registration.

          (d) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

     4.   Lockup Agreements.

          (a) Restrictions on Public Sale by Stockholders. Each Stockholder, if the Company or the managing underwriters so requests in connection with such registration, will not, without the prior written consent of the Company or such underwriters, effect any Public Sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven days prior to, and during the ninety-day period (180 day period in the case of the Company's initial public offering of the Common Stock) commencing on the effective date of such underwritten registration, except in connection with such underwritten registration.

          (b) Restrictions on Public Sale by the Company. The Company agrees, unless it obtains the consent of the managing underwriter(s) of any underwritten offering of Restricted Securities pursuant to Sections 2 or 3 hereof, not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the ninetieth day (in the case of the Company's initial public offering of the Common Stock 180 day period) following, the effective date of any underwritten Demand or Piggyback Registration, except in connection with any such underwritten registration, pursuant to any employee benefit plan or, if the managing underwriter(s) agrees, as part of an acquisition.

     5. Registration Procedures. If (and on each occasion that) the Company shall become obligated to effect any registration of any Restricted Securities hereunder, the Company will use its reasonable best efforts in good faith to effect promptly the registration of such Restricted Securities under the Securities Act and to permit the public offering and sale of such Restricted Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as shall be reasonably possible, will:

          (a) prepare and file with the Commission a registration statement with respect to such Restricted Securities, and use its reasonable best efforts in good faith to cause such registration statement to become and remain effective as provided herein;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included in such registration statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or as may be necessary to keep such registration statement effective and current as provided herein;

          (c) furnish to each seller of Restricted Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all





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exhibits thereto), the prospectus included in such registration statement
(including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Restricted Securities held by such seller;

          (d) enter into such customary agreements (provided they do not require the issuance of securities at a discount to any underwriter) and take all such other customary actions in connection therewith as the Stockholders holding 51% or more of the Restricted Securities being registered reasonably request in order to expedite or facilitate the disposition of such Restricted Securities;

          (e) use its reasonable best efforts in good faith to register and qualify the Restricted Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as any seller (or the managing underwriter, in the case of any underwritten offering) shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to permit the disposition in such jurisdictions of the Restricted Securities covered by such registration statement; provided, however that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction or subject itself to taxation in any jurisdiction where the Company is not already subject to taxation; and

          (f) furnish to each prospective seller a signed counterpart, addressed to the prospective sellers, (or to the underwriters, in the case of any underwritten offering) of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

     6.   Cooperation by Prospective Sellers, Etc.

          (a) Each prospective seller of Restricted Securities will furnish to the Company in writing such information as the Company may reasonably require and which is customary in such transactions from such seller (as to such seller, the Restricted Securities held by such seller and the intended method of distribution of such Restricted Securities), and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Restricted Securities, and the Company may exclude from such Registration Statement the Restricted Securities of any prospective seller who fails to furnish such reasonably requested information within 30 days after receiving such request.

          (b) The failure of any prospective seller of Restricted Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or





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the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

          (c) The Stockholders included in any registration statement will not (until further notice) effect sales of Restricted Securities included in any registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

          (d) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided herein (and any extensions thereof required by the preceding paragraph (c) of this Section
6), the Stockholders included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Stockholders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

     7.   Registration Expenses.

          (a) Except as otherwise provided herein, all out of pocket costs and expenses incurred or sustained by the Company in connection with or arising out of the first two Long-Form Demand Registrations and two Short-Form Demand Registrations pursuant to Section 2 hereof and each registration pursuant to
Section 3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with federal and state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the blue sky qualification of Restricted Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing any or all of the holders of Stock, fees and disbursements of all independent certified public accountants of the Company (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such registration), and fees and disbursements of underwriters, including any qualified independent underwriter (excluding discounts, commissions and expenses representing disguised commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the "Registration Expenses"), will be borne and paid by the Company; provided, however, that the Company shall not pay nor otherwise be responsible for any legal fees or disbursements of additional counsel other than as set forth above. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.




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          (b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Restricted Securities to any purchaser thereof by any Stockholder in connection with any registration of Restricted Securities pursuant to this Agreement.

          (c) To the extent that Registration Expenses incident to any registration are, under the terms of this Agreement, not required to be paid by the Company, each Stockholder included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Stockholder's Restricted Securities so included in such registration, and all other Registration Expenses not so attributable to one Stockholder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

     8. Indemnification.

          (a) Indemnification by the Company. To the full extent permitted by law, the Company will indemnify each Stockholder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors, agents, employees, members, partners, trustees and fiduciaries of each such Person and each Person, if any, who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement, prospectus or any amendment or supplement thereto, or any document filed pursuant to state securities laws (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Stockholder, underwriter, and each other Person indemnified pursuant to this paragraph (a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Stockholder, underwriter, officer, director, partner or controlling person and stated to be specifically for use therein.

          (b) Indemnification by Each Stockholder. Each Stockholder requesting or joining in a registration will severally and not jointly indemnify each underwriter of the securities so registered, the Company, each of the other Stockholders selling Restricted Securities in such registration and the officers, directors, agents, employees, members, partners, trustees and fiduciaries of each such Person and each Person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any






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registration statement, prospectus, or any amendment or supplement thereto, or any document filed pursuant to state securities laws (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Stockholder of any rule or regulation promulgated under the Securities Act applicable to such Person and relating to any action or inaction required of such Person in connection with any such registration, qualification or compliance, and such Stockholder will reimburse each underwriter, the Company and each other Person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission (or alleged untrue statement or omission) was made in reliance upon and in conformity with written information furnished to such underwriter or the Company in an instrument duly executed by any such Stockholder or any officer, director, partner or controlling person of such Stockholder and stated to be specifically for use therein, and provided further that each Stockholder's liability hereunder (including, without limitation, Section 9) with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Stockholder from the sale of the Restricted Securities sold by such Stockholder in such registration. The Company and the Stockholders shall be entitled to receive indemnities from underwriters participating in any distribution of Restricted Securities to the same extent as provided above with respect to information so furnished in writing by such underwriters expressly for use in any prospectus or registration statement.

          (c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 8 (the "indemnified party") shall give notice to the party required to provide indemnification pursuant to this Section 8 (the "indemnifying party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense), upon written notice to the indemnified party within thirty (30) days after receipt of the indemnified party's notice, to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the indemnified party (unless objected to within ten (10) days after the indemnifying party's notice, such counsel shall be deemed acceptable), and the indemnified party may participate in such defense at the indemnified party's expense; and provided, further, that (i) the failure by any indemnified party to give notice as provided in this paragraph (c) shall not relieve the indemnifying party of its obligations under this Section 8 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced solely as a result of the failure to give notice and (ii) in the event of any failure of the indemnifying party to retain counsel to assume the defense of such claim or litigation within thirty
(30) days after receipt of the indemnified party's notice, the indemnified party may retain such counsel at the indemnifying party's expense. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which includes an admission of fault by the indemnified party or the entry of any injunction against the indemnified party. The reimbursement required by this Section 8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 8 hereof is unavailable to a party that would have been an indemnified party under any such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof); provided that each Stockholder's liability hereunder (including, without limitation, Section 8) with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Stockholder from the sale of the Restricted Securities sold by such Stockholder in such registration. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from any Person who was not guilty of such fraudulent misrepresentation.

          10. Rule 144 Requirements; Form S-3. From time to time after the earlier to occur of (a) the ninetieth day following the date on which there shall first become effective a registration statement filed by the Company under the Securities Act with respect to its equity securities, or (b) the date on which the Company shall register a class of equity securities under Section 12 of the Securities Exchange Act of 1934, the Company will use its reasonable best efforts in good faith to take all steps necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable form adopted by the Commission) as soon thereafter as possible, and to file all reports required to be filed by it under the Securities Exchange Act of 1934 in order that there will be publicly available current public information concerning the Company within the meaning of Rule 144(c) of the Commission under the Securities Act. The Company will furnish to any Stockholder, upon request made by such Stockholder at any time after the undertaking of the Company in the preceding sentence shall have first become effective, a written statement signed by the Company, addressed to such Stockholder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Stockholder, upon receipt from such Stockholder of a certificate certifying (i) that such Stockholder has held such Restricted Securities for a period of not less than two (2) consecutive years calculated as described in paragraph (d) of Rule 144, (ii) that such Stockholder has not been an affiliate (as defined in paragraph (a) of Rule 144) of the Company for more than the preceding three months, and (iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificates representing such Restricted Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act, and, thereupon, such Restricted Securities will cease to be Restricted Securities for purposes of this Agreement.

          11. Participation in Underwritten Registrations. No person may participate in any underwritten registration pursuant to this Agreement unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Stockholder to be included in any underwritten registration shall be entitled at any time to withdraw such Restricted Securities from such registration prior to the execution of the related underwriting agreement in the event that such Stockholder shall disapprove of any of the terms of such agreement.

     12. Miscellaneous.

          (a) No Inconsistent Agreements. The Company hereby represents and warrants that it is not a party to or bound in any manner under, and covenants that it will not enter into at any time after the date hereof, any agreement or contract (whether written or oral) with respect to any of its securities which grants to any securityholder (other than under this Agreement) any demand registration rights or prevents the Company from complying in any respect with the registration rights granted by the Company to the Stockholders hereunder.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this paragraph (b), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Agreement may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of the holders of at least 66 2/3% of the Restricted Securities then outstanding to any such amendment, modification, supplement, waiver or consent; provided however, that any amendment, modification or waiver of any provision of this Agreement that affects only one or more particular parties hereto to this Agreement may become effective only with the written approval of such party or parties.

          (c) Restricted Securities Held by the Company. Whenever the consent or approval of Stockholders is required pursuant to this Agreement, Restricted Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Stockholders.

          (d) Term. The agreements of the Company contained in this Agreement shall continue in full force and effect so long as any Stockholder holds any Restricted Securities.

          (e) Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, in person, (b) when telexed or telecopied to said address, confirmed by registered or certified mail, (c) when received if delivered by overnight courier, or (d) in the case of delivery by mail, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

          (i) if to a Stockholder, at such Stockholder's address on the stock transfer books of the Company (which the Company shall make available for determining the address of any Stockholder for notification purposes hereunder).

          (ii) if to the Company, at:

               16650 Chesterfield Grove Rd.
               Suite 110
               Chesterfield, MO 63006
               Attention: Chairman or President

          with a copy to:

               Nick H. Varsam, Esq.
               Bryan Cave, LLP
               One Metropolitan Square
               211 N. Broadway
               St. Louis, MO 63102

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 13(e).

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, subsequent holders of Stock agreeing to be bound by all of the terms and conditions of this Agreement by executing an Instrument of Accession in the form set forth in attached Exhibit A.

          (g) Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of any of the terms of this Agreement.

          (i) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     GABRIEL COMMUNICATIONS, INC.





                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

PURCHASERS:

BROOKS INVESTMENTS, L.P.                 RAB PARTNERSHIP, L.P.

By:  Brooks Investments, Inc.            By:
Its: General Partner                        ------------------------------------
                                             Robert A. Brooks
                                             General Partner
By:
   ------------------------------------
    Robert A. Brooks,
    President


ONELIBERTY FUND IV, L.P.                 ONELIBERTY ADVISORS FUND IV, L.P.
By:  OneLiberty Partners IV, L.L.C.      By:  OneLiberty Partners IV, L.L.C.
Its: General Partner                     Its: General Partner

By:                                      By:
   ------------------------------------     ------------------------------------


GS CAPITAL PARTNERS III, L.P.            GS CAPITAL PARTNERS III OFFSHORE, L.P.
By:  GS Advisors III, L.P.               By:  GS Advisors III (Cayman), L.P.
Its: General Partner                     Its: General Partner
By:  GS Advisors III, L.L.C.             By:  GS Advisors III, L.L.C.
Its: General Partner                     Its: General Partner

By:                                      By:
   ------------------------------------     ------------------------------------


GOLDMAN, SACHS & CO.                     STONE STREET FUND 2000, L.P.
VERWALTUNGS GmbH                         By:  Stone Street 2000, L.L.C.
                                         Its: General Partner
By:
   ------------------------------------
    Managing Director                    By:
                                            ------------------------------------


By:
   ------------------------------------
    Registered Agent

STONE STREET FUND 1998, L.P.             BRIDGE STREET FUND 1998, L.P.
By:  Stone Street Advantage Corp.        By:  Stone Street Advantage Corp.
Its: General Partner                     Its: General Partner

By:                                      By:
   ------------------------------------     ------------------------------------

BRIDGE STREET SPECIAL OPPORTUNITIES
FUND 2000, L.P.
By:  Bridge Street Special Opportunities 2000, L.L.C.
Its: General Partner


By:
   ------------------------------------

J. H. WHITNEY III, L.P.                     WHITNEY STRATEGIC PARTNERS III, L.P.
By:                                         By:
Its: General Partner                        Its: General Partner

By:                                         By:
   ------------------------------------        ---------------------------------




J. H. WHITNEY IV, L.P.                      CENTENNIAL FUND V, L.P.
By:  J. H. Whitney Equity Partners IV, LLC  By:  Centennial Holdings V, L.P.
Its: General Partner                        Its: General Partner

By:                                         By:
   ------------------------------------        ---------------------------------
                                                  Steven C. Halstedt
                                                  A General Partner

CHASE VENTURE CAPITAL                       NORWEST EQUITY PARTNERS VI, L.P.
ASSOCIATES, L.P.                            By:
By:                                         Its: General Partner
Its: General Partner

By:                                         By:
   ------------------------------------        ---------------------------------



TELECOM PARTNERS II, L.P.                   DON INVESTMENT GROUP, L.P.
By:  Telecom Management II, L.L.C.,         By:  BGC Investors, Inc.
Its: General Partner                        Its: General Partner

By:                                         By:
   ------------------------------------        ---------------------------------
Name and Title:                             Name and Title:
               ------------------------                    ---------------------

CENTENNIAL ENTREPRENEURS                 MERITAGE ENTREPRENEURS FUND, L.P.
FUND V, L.P.                             By:  Meritage Investment Partners, LLC
By:  Centennial Holdings V, L.P.         Its: General Partner
Its: General Partner

By:                                      By:
   ------------------------------------     ------------------------------------
    Steven C. Halstedt
    A General Partner

MERITAGE PRIVATE EQUITY FUND, L.P.       MERITAGE PRIVATE EQUITY PARALLEL
                                         FUND, L.P.
By:  Meritage Investment Partners, LLC   By:  Meritage Investment Partners, LLC
Its: General Partner                     Its: General Partner

By:                                      By:
   ------------------------------------     ------------------------------------

MANAGEMENT STOCKHOLDERS:







------------------------------------     ------------------------------------
Ross Bopp                                Larry W. Britt

                                         Brian L. Butler and Susan L. Butler
                                         Joint Caring Trust dated July 7, 1988
------------------------------------
Robert A. Brooks                         By:
                                            ------------------------------------
                                               Trustee


------------------------------------     ------------------------------------
Edward Cadieux                           Barbara A. Clements


------------------------------------     ------------------------------------
John P. Denneen                          Gary W. Eaves

Thomas P. Erickson Revocable Trust       Marguerite A. Forrest Revocable Trust
U/T/A dated April 6, 1998                U/T/A dated August 11, 1998

By:                                      By:
   ------------------------------------     ------------------------------------
    Trustee                                    Trustee


------------------------------------     ------------------------------------
Jennifer Garner                          Gerard J. Howe


------------------------------------     ------------------------------------
Jeffrey M. Jay                           Dale Kammerich


------------------------------------     ------------------------------------
Kevin J. Keaveny                         Brett Kirby


------------------------------------     ------------------------------------
Ivan Kuhn                                Bobby Maddox

------------------------------------     ------------------------------------
Gregory P. Pace                          John Presley


------------------------------------     ------------------------------------
Richard Scott                            Richard G. Sikora

                                         Tettambel Investments LLC
------------------------------------
David L. Solomon                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


------------------------------------     ------------------------------------
Christopher A. Thornton                  Gregory H. Truitt


                                         Tettambel Irrevocable Family Trust
------------------------------------     Dated March 7, 2000
Janet M. Wendel

Keaveny Family Millenium Trust
Dated March 10, 2000                     By:
                                            ------------------------------------
                                               Trustee
By:
   ------------------------------------
    Trustee
                                         Catherine B. Howe Irrevocable Trust
By:                                      U/T/A Dated November 17, 1998
   ------------------------------------
    Trustee
                                         By:
                                            ------------------------------------
Margaret A. Howe Irrevocable Trust U/T/A       Trustee
Dated November 17, 1998
                                         By:
                                            ------------------------------------
By:                                            Trustee
   ------------------------------------
    Trustee
                                         Thomas P. Erickson Individual
By:                                      Retirement Account
   ------------------------------------
    Trustee
                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A



                             Instrument of Accession


     Reference is made to that certain Amended and Restated Registration Rights Agreement dated as of March 31, 2000, a copy of which is attached hereto (as amended and in effect from time to time, the "Registration Rights Agreement"), among Gabriel Communications, Inc., a Delaware corporation (the "Company"), and the Stockholders of the Company (as defined therein).

     The undersigned,               , in order to become the owner or holder of
         shares (the "Shares") of              Stock, hereby agrees that by the
undersigned's execution hereof (a) the undersigned is a Stockholder party to the Registration Rights Agreement subject to all of the rights, restrictions and conditions applicable to Stockholders set forth in the Registration Rights Agreement, and (b) all of the Shares (and any and all shares of stock of the Company issued in respect thereof) constitute Restricted Securities subject to all the rights, restrictions and conditions applicable to Restricted Securities as set forth in the Registration Rights Agreement. This Instrument of Accession shall take effect and shall become a part of said Registration Rights Agreement immediately upon execution.

     Executed as of the date set forth below under the laws of the State of Delaware.


                                    Signature:
                                              ----------------------------------

                                    Address:
                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------

                                    Date:
                                              ----------------------------------

Accepted:

GABRIEL COMMUNICATIONS, INC.


By:
   ----------------------------------

Date:
     --------------------------------